Exhibit 99.1                                                       PRESS RELEASE

                        UGC REPORTS YEAR END 2003 RESULTS

            Customer Growth Increases Sharply in Fourth Quarter 2003
          Adjusted EBITDA Increases 112% to $629 million for Full Year
                   Net Income of $2.0 billion for Fiscal 2003

DENVER, COLORADO - March 15, 2004: UnitedGlobalCom, Inc. ("UGC")(1) (NASDAQ:
UCOMA), today announces operating and financial results for the fourth quarter and year-ended December 31, 2003. Highlights for the fiscal year (unless noted) include:

     o    Revenue increase of 25% to $1.9 billion

     o    Adjusted EBITDA(2) increase of 112% to $629 million

     o    Adjusted EBITDA margin of 33.2% compared to 19.6% for 2002

     o Net income of $2.0 billion compared to a net loss of $(356) million in fiscal 2002

     o    Net new RGUs of 316,200, of which 147,600 added in the fourth quarter

     o Positive Free Cash Flow(3) of $59 million for fiscal 2003, a $688 million improvement compared to fiscal 2002 and a $1.7 billion improvement compared to fiscal 2001

EXECUTIVE SUMMARY

We are pleased to announce results for the fourth quarter and full year-ended December 31, 2003. Our business continues to demonstrate strong operational improvement, with a focus on profitable customer growth and cost controls. As a result, Adjusted EBITDA reached a new high of $186 million in the fourth quarter and $629 million for the full year, year over year increases of more than 110%. Net income was $2.0 billion for the full year 2003, impacted by a $2.2 billion gain on the extinguishment of debt due primarily to the successful completion of our European balance sheet restructuring in September 2003.

During the fourth quarter of 2003 we returned to normalized subscriber growth, adding 147,600 net new RGUs, or nearly 50% of the 316,200 total RGUs added during the full year. At December 31, 2003, total RGUs were 9,155,300. Customer growth remains strong in early 2004, driven primarily by higher than expected Internet sales as a result of our tiering strategy across most of our European markets.

Mike Fries, President and Chief Executive Officer of UGC said, "The past year has been transformational for the Company. We significantly strengthened our balance sheet with the completion of our European restructuring in September 2003 and the recent completion of our $1.0 billion rights offering. We simplified our corporate structure with the successful roll-up of UGC Europe in December 2003. And earlier this year Liberty Media acquired a controlling interest in UGC. The combination of these events positions us well for continued operational growth and the strategic development of our business."

"Our 2003 financial performance was strong, with key guidance targets met, record EBITDA growth and positive Free Cash Flow. In Europe, we achieved EUR 505 million of Adjusted EBITDA compared to guidance of EUR 500 million. Our balance sheet is solid and our leverage is falling rapidly with continued improvement in our cash flow generated by operations. Following the successful completion of our rights offering, the Company's net debt to annualized Adjusted EBITDA ratio is 3.6x, down from 5.3x at September 30, 2003 and below our long-term target of 4.0x - 5.0x. Looking ahead, we have set aggressive operating and financial targets for 2004 and we are committed to achieving those goals."

--------------
1    Including the "Company", "we, "us", "our", and similar terms.

2 Please see pages 6 and 7 of this press release for a full explanation of Adjusted EBITDA, more detail on Adjusted EBITDA by company, and a reconciliation of Adjusted EBITDA to Net Income (Loss).

3 Please see page 3 of this press release for a full explanation of Free Cash Flow.

RECENT EVENTS

UGC COMPLETES EXCHANGE OFFER FOR UGC EUROPE SHARES: On December 18, 2003, we successfully completed our exchange offer for all of the outstanding publicly held shares of UGC Europe. As a result, UGC now owns 100% of UGC Europe and it is no longer listed on the Nasdaq National Market.

LIBERTY ACQUIRES CONTROLLING INTEREST: On January 5, 2004, UGC and Liberty Media Corporation (NYSE: L, LMC.B) announced that Liberty acquired all of the outstanding shares of Class B common stock from UGC's founding shareholders. Following the exercises of its pre-emptive right described below, Liberty's current ownership interest in UGC is approximately 55%.

EUROPEAN BANK AMENDMENT SECURED: On January 20, 2004, we finalized an agreement with lenders under our existing EUR 3.5 billion Senior Bank Facility to amend certain terms and to permit the draw down of over EUR 1.0 billion under a New Facility the proceeds of which will be used to fund scheduled amortizations between December 2004 - 2006. The New Facility will have a bullet repayment on June 30, 2009. In addition, amendments were agreed regarding the financial covenants, prepayment provisions, acquisitions and the acquisition basket, which will provide greater flexibility going forward.

LIBERTY EXERCISES PRE-EMPTIVE RIGHT: On January 20 & 21, 2004, Liberty exercised its pre-emptive right resulting from the completion of the UGCE exchange offer and purchased approximately 18.3 million of UGC's Class A shares at $7.69 per share. UGC received proceeds of approximately $141 million, of which approximately $105 million was used to repay a loan and accrued interest from Liberty.

UGC COMPLETES RIGHTS OFFERING: On February 19, 2004, we completed our $1.0 billion rights offering announced on January 12 of this year. The rights offering was substantially over-subscribed and resulted in gross proceeds to the Company of $1.02 billion. We intend to use the proceeds of the rights offering for working capital and general corporate purposes, including future acquisitions and repayment of outstanding indebtedness.

UGC SIGNS NOOS PURCHASE AGREEMENT: Today we announced that UGC has entered into a definitive agreement with the French SUEZ group to acquire Noos, the largest French cable operator with 1.2 million RGUs. SUEZ will become a 20% shareholder in our French holding company, which includes our existing UPC France operations. The transaction values the enterprise at 7.25 times annualized 2004 EBITDA at closing, with a floor price of EUR 508 million, below which UGC would not have to close, and capped to a maximum price of EUR 660 million.

AGREEMENT WITH AMSTERDAM REACHED: On March 12, 2004, we reached an agreement with the municipality of Amsterdam on an increase to our cable rates. The standard cable tariffs will increase in two steps this year to EUR 15.20 from EUR 11.36, VAT included. Besides higher cable tariffs, we have agreed on other changes in our 1995 contract, which has been extended for another nine years.

SENIOR MANAGEMENT AND BOARD OF DIRECTORS UPDATE

On January 5, 2004, we announced that Mike Fries, our President and COO, was promoted to Chief Executive Officer and President of UGC. Gene Schneider resigned as Chief Executive Officer of UGC, but remains Chairman of the Board. Also on January 5, 2004, Paul Gould was appointed to UGC's board of directors. Mr. Gould is currently a director of Liberty Media and a Managing Director of Allen & Company, an investment banking company. On February 19, 2004, Charlie Bracken and Rick Westerman were appointed co-Chief Financial Officers of UGC.

FISCAL 2003 RESULTS

Our significant and consolidated operating subsidiaries in Europe include UPC Broadband - our cable television and broadband division with operations in 11 countries, and chellomedia - our media and programming division, which also includes Priority Telecom. In Latin America, our primary operation is VTR GlobalCom (VTR), our cable television and broadband provider in Chile. Please refer to the Financial Highlights and Consolidated Financial Statements section at the end of this press release for additional information.

REVENUE

Revenue for the year ended December 31, 2003 was $1.9 billion, an increase of 25% or $377 million compared to the prior year. Approximately 70% of the full year sales increase was due to foreign exchange rate fluctuations (primarily the appreciation of the Euro vs. the US$). Underlying revenue growth was 7.5% for fiscal 2003 driven primarily by higher average monthly revenue per subscriber
(ARPU) and RGU growth.

Revenue for the three months ended December 31, 2003 was $516 million, a 28% or $114 million improvement compared to the same period in 2002. Approximately 69% of the increase was due to foreign exchange rate fluctuations while underlying revenue growth was 9% for the fourth quarter 2003.

ARPU per RGU for the year ended December 31, 2003 was $16.35, an increase of 23% compared to the prior year. Approximately 70% of the full year ARPU increase was due to foreign exchange rate fluctuations (primarily the appreciation of the Euro vs. the US$). ARPU for the three months ended December 31, 2003 was $17.69, a 25% improvement compared to the same period in 2002.

ADJUSTED EBITDA

Adjusted EBITDA(4) for the year ended December 31, 2003 was $629 million, an increase of 112% or $333 million compared to the prior year. Excluding the impact of foreign exchange rate fluctuations, our underlying Adjusted EBITDA growth was 81% for fiscal 2003. UGC's consolidated Adjusted EBITDA margin improved to 33.2% for fiscal 2003 compared to 19.6% for fiscal 2002.

Adjusted EBITDA for the three months ended December 31, 2003 was $186 million, a 115% or $100 million improvement compared to the same period in 2002. UGC's consolidated Adjusted EBITDA margin improved to 36.1% for the fourth quarter 2003 compared to 21.5% for the fourth quarter 2002.

NET INCOME (LOSS)

Net income was $2.0 billion for the year ended December 31, 2003, which compares with a net loss of $(356) million for fiscal 2002. One of the primary differences related to the cumulative effect of a change in accounting principle of negative $(1.3) billion for fiscal 2002.

FREE CASH FLOW AND CAPITAL EXPENDITURES

We remain focused on improving the underlying cash flow generation of our business. Free Cash Flow(5) for the year ended December 31, 2003 was $59 million, a $688 million improvement compared to fiscal 2002 and a $1.7 billion improvement compared to fiscal 2001. This marks the first full year in our history that we have achieved positive Free Cash Flow.

--------------
4 Please see pages 6 and 7 of this press release for a full explanation of Adjusted EBITDA, more detail on Adjusted EBITDA by company, and a reconciliation of Adjusted EBITDA to Net Income (Loss).

5 Free Cash Flow is not a GAAP measure of liquidity. We define Free Cash Flow as net cash flows from operating activities less capital expenditures. We believe our presentation of free cash flow provides useful information to our investors because it can be used to gauge our ability to service debt and fund new investment opportunities. Investors should view free cash flow as a supplement to, and not a substitute for, GAAP cash flows from operating, investing and financing activities as a measure of liquidity.

Capital expenditures remained flat at $333 million for fiscal 2003 compared to $335 million for 2002. We have completed the majority of our two-way network upgrade in Western Europe and Chile, and going forward we will maintain our focus on capital expenditures that drive profitable customer and revenue growth.

OPERATING STATISTICS

Net new RGUs were 316,200 during fiscal 2003 a 3.6% increase to 9,155,300 total RGUs at year-end 2003. During the fourth quarter of 2003, we returned to normalized subscriber growth, adding 147,600 net new RGUs or nearly 50% of the full year increase.

Net new Internet RGUs were 175,300 for the full year 2003, an increase of 23% from year-end 2002. In the second half of 2003 and in early 2004, we introduced new tiers of Internet service across most of our European markets. These new products have generated a substantial increase in demand, and we added 56,200 net new Internet RGUs during the fourth quarter 2003. In terms of growth in our core video business, we added over 88,000 analog video and DTH RGUs during 2003. Customer growth remains strong in early 2004, driven primarily by higher than expected Internet sales.

2004 OUTLOOK

We continue to prioritize Adjusted EBITDA and Free Cash Flow generation driven by profitable subscriber and revenue growth. In 2004, we expect to generate a significant increase in customer growth compared to 2003 driven primarily by our operation in Europe. Together with customer growth in Chile, we expect to add at least 500,000 net new RGUs in 2004; most of those additions being high-speed Internet customers.

If successful in achieving our RGU target, we expect to generate full year 2004 revenue growth in local currencies of 10%, excluding acquisitions. In addition to unit growth, improvement in analog video ARPU is expected to drive a meaningful portion of the year-over-year sales increase. Adjusted EBITDA is expected to increase at least 20% in local currencies, excluding acquisitions. Based on foreign currency exchange (FX) rates of 1.20 for the euro and 650 for the Chilean Peso, we expect to report Adjusted EBITDA of at least $800 million for fiscal 2004(6). Capital expenditures for the year are expected to be approximately 20% of revenue. We expect to continue to be Free Cash Flow positive in fiscal 2004.

--------------
6 The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA to the most directly comparable GAAP measure, net income, because certain items are out of our control and/or cannot be reasonably predicted. For example, it is impractical to: (1) estimate future fluctuations in interest rates on our variable-rate debt facilities; (2) estimate the fluctuations in exchange rates relative to our U.S. dollar denominated debt; (3) estimate the financial results of our non-consolidated affiliates; and (4) estimate changes in circumstances that lead to gains and/or losses and/or sales of investments in affiliates and other assets. Any and/or all of these items could be significant to our financial results.

ABOUT UNITEDGLOBALCOM

UGC is the leading international broadband communications provider of video, voice, and Internet services with operations in 15 countries. Based on UGC's operating statistics at December 31, 2003, the Company's networks reached approximately 12.7 million homes and had approximately 9.2 million RGUs, including approximately 7.5 million video subscribers, 733,000 telephone subscribers and 924,200 Internet access subscribers.

FORWARD LOOKING STATEMENTS: EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS, INCLUDING GUIDANCE GIVEN FOR 2004 IN THE SECTION "2004 OUTLOOK" AND EXPECTATIONS ABOUT THE GROWTH, OPPORTUNITIES AND PERFORMANCE OF THE COMBINED FRENCH OPERATIONS. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, OBTAINING REGULATORY APPROVAL FOR THE NOOS TRANSACTION, OUR ABILITY TO SUCCESSFULLY INTEGRATE THE FRENCH SYSTEMS, CONTINUED USE BY SUBSCRIBERS AND POTENTIAL SUBSCRIBERS OF THE COMPANY'S SERVICES, CHANGES IN THE TECHNOLOGY AND COMPETITION, OUR ABILITY TO ACHIEVE EXPECTED OPERATIONAL EFFICIENCIES AND ECONOMIES OF SCALE, OUR ABILITY TO GENERATE EXPECTED REVENUE AND ACHIEVE ASSUMED MARGINS, AS WELL AS OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY GUIDANCE AND OTHER FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

PLEASE VISIT WWW.UNITEDGLOBAL.COM FOR FURTHER INFORMATION OR CONTACT:

Richard S.L. Abbott                     Bert Holtkamp
Investor Relations - Denver             Corporate Communications - Europe
(303) 220-6682                          + 31 (0) 20 778 9447
Email: ir@unitedglobal.com              communications@ugceurope.com

FINANCIAL HIGHLIGHTS:

REVENUE

                          FOR THE YEAR ENDED                       FOR THE THREE MONTHS ENDED           SEQUENTIAL   YEAR/YEAR
(THOUSANDS)             DEC-03         DEC-02       CHANGE   Q4 2003        Q3 2003        Q4 2002      CHANGE       CHANGE
UPC Broadband        $ 1,528,068    $ 1,182,754      29%   $   411,867    $   382,952    $   322,155       8%         28%
Chellomedia              220,321        182,474      21%        57,741         55,540         47,170       4%         22%
VTR                      229,835        186,426      23%        68,168         58,608         49,611      16%         37%
Other(1)                 (86,694)       (64,702)    -34%       (21,912)       (22,585)       (17,423)      3%        -26%
                     -----------    -----------    ----    -----------    -----------    -----------    ----        -----
Ongoing Operations     1,891,530      1,486,952      27%       515,864        474,515        401,513       9%          28%
UPC Germany(2)                 0         28,069    N.M.              0              0              0    N.A.         N.A.
                     -----------    -----------    ----    -----------    -----------    -----------    ----        -----
UGC Consolidated     $ 1,891,530    $ 1,515,021      25%   $   515,864    $   474,515    $   401,513       9%        28%
                     ===========    ===========    ====    ===========    ===========    ===========    ====       =====

1.   Includes primarily intercompany eliminations and other Latin America
     Broadband.

2. In July 2002, UPC sold 22.3% of its interest in UPC Germany to its partner. As a result, UPC's ownership decreased to 28.7% of UPC Germany and it was deconsolidated effective August 1, 2002.

The following is provided for informational purposes only to highlight revenues in the functional currency of UGC Europe (Euros) and VTR (Chilean Pesos), as follows:

                                   FOR THE YEAR ENDED                   FOR THE THREE MONTHS ENDED            SEQUENTIAL   YEAR/YEAR
(THOUSANDS, EXCEPT FOR VTR)     DEC-03       DEC-02      CHANGE    Q4 2003      Q3 2003       Q4 2002          CHANGE        CHANGE
                             ----------    ----------    ------   --------      --------      --------        ---------      ------
UPC Broadband                E1,349,399    E1,251,147       8%    E346,323      E339,834      E323,145              2%          7%
Chellomedia                     194,559       193,026       1%      48,514        49,286        46,854             -2%          4%
Other(1)                        (83,444)      (77,809)     -7%     (20,048)      (21,880)      (20,044)             8%         -0%
                             ----------    ----------     ---     --------      --------      --------           ----         ---
Subtotal                      1,460,514     1,366,364       7%     374,789       367,240       349,955              2%          7%
UPC Germany(2)                        0        29,692     N.M.           0             0             0            N.A.        N.A.
                            ----------    ----------     ---     --------      --------      --------            ----         ---
UGC Europe - Total          E1,460,514    E1,396,056       5%    E374,789      E367,240      E349,955               2%          7%
                            ==========    ==========     ===     ========      ========      ========            ====         ===
VTR (millions)               CP157,676     CP128,547      23%    CP42,547      CP40,629      CP35,584               5%         20%
                            ==========    ==========     ===     ========      ========      ========            ====         ===

1.   Includes primarily intercompany eliminations.

2.   UPC Germany was deconsolidated effective August 1, 2002.

ADJUSTED EBITDA

The table below highlights Adjusted EBITDA by segment:

                                   FOR THE YEAR ENDED                          FOR THE THREE MONTHS ENDED     SEQUENTIAL  YEAR/YEAR
(THOUSANDS)                       DEC-03        DEC-02       CHANGE     Q4 2003       Q3 2003      Q4 2002      CHANGE    CHANGE
                                ---------     ---------     -------    ---------     ---------     ---------    ------    ------
UPC Broadband                   $ 582,768     $ 292,865          99%   $ 163,656     $ 159,847     $  89,791         2%       82%
Chellomedia                        36,371        (9,034)        503%       9,830        11,794         1,715       -17%      473%
VTR                                69,951        41,959          67%      22,067        18,929        12,131        17%       82%
Other(1)                          (60,208)      (41,978)       -43%       (9,539)      (19,204)      (17,188)       50%      -45%
                                ---------     ---------     -------    ---------     ---------     ---------    ------    ------
Ongoing Operations                628,882       283,812         122%     186,014       171,366        86,449         9%      115%
UPC Germany(2)                          0        12,562         N.M.           0             0             0       N.A.      N.A.
                                ---------     ---------     -------    ---------     ---------     ---------    ------    ------
UGC Consolidated                $ 628,882     $ 296,374         112%   $ 186,014     $ 171,366     $  86,449         9%      115%
                                =========     =========     =======    =========     =========     =========    ======    ======
EBITDA Margin (% of revenues)        33.2%         19.6%         70%        36.1%         36.1%         21.5%        0%       67%

1.   Includes primarily intercompany eliminations and other Latin America
     Broadband.

2.   UPC Germany was deconsolidated effective August 1, 2002.

The following is provided for informational purposes only to highlight Adjusted EBITDA in the functional currency of UGC Europe (Euros) and VTR (Chilean Pesos), as follows:

                                    FOR THE YEAR ENDED              FOR THE THREE MONTHS ENDED    SEQUENTIAL  YEAR/YEAR
(THOUSANDS, EXCEPT FOR VTR)            DEC-03     DEC-02 CHANGE      Q4 2003    Q3 2003   Q4 2002   CHANGE     CHANGE
-------------------------------------------------------------------------------------------------------------------------
UPC Broadband                   E513,182    E307,280        67%   E137,268    E141,837    E89,671       -3%          53%
Chellomedia                       32,028      (9,478)      438%      8,223      10,491      2,040      -22%         303%
Other(1)                         (40,588)    (26,994)      -50%     (5,065)    (14,646)    (8,125)      65%         -38%
                                --------    --------      ----    --------    --------    -------     ----         ----
Subtotal                         504,622     270,808        86%    140,426     137,682     83,586        2%          68%
UPC Germany(2)                         0      13,180       N.M.          0           0          0      N.A.         N.A.
                                --------    --------      ----    --------    --------    -------     ----         ----
UGC Europe - Total              E504,622    E283,988        78%   E140,426    E137,682    E83,586        2%          68%
                                ========    ========      ====    ========    ========    =======     ====         ====
EBITDA Margin (% of revenues)       34.6%       20.3%     69.8%      37.5%       37.5%      23.9%     -0.1%        56.9%
                                ========    ========      ====    ========    ========    =======     ====         ====
VTR (in millions)               CP47,801    CP29,026        65%   CP13,815    CP13,110    CP8,719        5%          58%
                                ========    ========      ====    ========    ========    =======     ====         ====
EBITDA Margin (% of revenues)       30.3%       22.6%       34%       32.5%       32.3%      24.5%       1%          33%
                                ========    ========      ====    ========    ========    =======     ====         ====

1.   Includes primarily intercompany eliminations.

2.   UPC Germany was deconsolidated effective August 1, 2002.

USE OF ADJUSTED EBITDA

Adjusted EBITDA is the primary measure used by our chief operating decision makers to evaluate segment-operating performance and to decide how to allocate resources to segments. "EBITDA" is an acronym for earnings before interest, taxes, depreciation and amortization. As we use the term, Adjusted EBITDA further removes the effects of cumulative effects of accounting changes, share in results of affiliates, minority interests in subsidiaries, reorganization expense, other income and expense, provision for loss on investments, gain
(loss) on sale of investments in affiliates, gain on extinguishment of debt, foreign currency exchange gain (loss), impairment and restructuring charges and stock-based compensation.

We believe Adjusted EBITDA is meaningful because it provides investors a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that is used by our internal decision makers. Our internal decision makers believe Adjusted EBITDA is a meaningful measure and is superior to other available generally accepted accounting principles ("GAAP") measures because it represents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments in the different countries in which we operate and identify strategies to improve operating performance. For example, our internal decision makers believe that the inclusion of impairment and restructuring charges within Adjusted EBITDA distorts their ability to efficiently assess and view the core operating trends in our segments. In addition, our internal decision makers believe our measure of Adjusted EBITDA is important because analysts and other investors use it to compare our performance to other companies in our industry.

We reconcile the total of the reportable segments' Adjusted EBITDA to our consolidated net income as presented in the accompanying consolidated statements of operations, because we believe consolidated net income is the most directly comparable financial measure to total segment operating performance. Investors should view Adjusted EBITDA as a supplement to, and not a substitute for, other GAAP measures of income as a measure of operating performance. As discussed above, Adjusted EBITDA excludes, among other items, frequently occurring impairment, restructuring and other charges that would be included in GAAP measures of operating performance.

ADJUSTED EBITDA RECONCILIATION

The table below highlights the reconciliation of Adjusted EBITDA to Net income
(loss):

(THOUSANDS)                                                  FYE 2003      FYE 2002        Q4 2003        Q3 2003        Q4 2002
                                                           -----------    -----------    -----------    -----------    -----------
 Total Segment Adjusted EBITDA                             $   628,882    $   296,374    $   186,014    $   171,366    $    86,449
 Depreciation and amortization                                (808,663)      (730,001)      (210,456)      (192,002)      (191,191)
 Impairment of long-lived assets                              (402,239)      (436,153)      (403,667)             0       (415,762)
 Restructuring charges and other                               (35,970)        (1,274)       (28,097)           459           (160)
 Stock-based compensation                                      (38,024)       (28,228)        (9,377)       (14,261)        (2,610)
                                                           -----------    -----------    -----------    -----------    -----------
 Operating income (loss)                                      (656,014)      (899,282)      (465,583)       (34,438)      (523,274)
 Interest expense, net                                        (314,078)      (641,786)       (60,868)       (71,247)      (172,376)
 Foreign currency exchange gain (loss), net                    121,612        739,794        (16,270)      (276,529)       305,495
 Gain on early extinguishment of debt                        2,183,997      2,208,782              0      2,109,596              0

 Gain (loss) on sale of investments in affiliates, net         279,442        117,262         (1,879)          (283)       (25,580)
 Other income (expense), net                                   (14,884)      (120,832)           263         (1,107)        73,191
                                                           -----------    -----------    -----------    -----------    -----------
 Income (loss) before income taxes and other items           1,600,075      1,403,938       (544,337)     1,725,992       (342,544)
 Other, net                                                    395,293       (415,670)       163,643         11,117        (76,119)
                                                           -----------    -----------    -----------    -----------    -----------
 Income (loss) before cum. effect of change in acctg.
   principle                                                 1,995,368        988,268       (380,694)     1,737,109       (418,663)
     Cumulative effect of change in accounting principle             0     (1,344,722)             0              0              0
                                                           -----------    -----------    -----------    -----------    -----------
 Net income (loss)                                         $ 1,995,368    $  (356,454)   $  (380,694)   $ 1,737,109    $  (418,663)
                                                           ===========    ===========    ===========    ===========    ===========

FREE CASH FLOW RECONCILIATION AND CAPITAL EXPENDITURES UPDATE

                                   FOR THE YEAR ENDED                  FOR THE THREE MONTHS ENDED       SEQUENTIAL   YEAR/YEAR
(THOUSANDS)                       DEC-03       DEC-02     CHANGE   Q4 2003      Q3 2003      Q4 2002      CHANGE      CHANGE
                                ---------    ---------    ------  ---------    ---------    ---------   ----------   ---------
Net cash flows from operating   $ 392,092    ($293,608)   -234%   $ 118,651    $  98,701    $  12,824       20%         825%
activities

Capital expenditures             (333,124)    (335,192)     -1%    (105,426)     (94,755)    (101,072)      11%          4%
                                ---------    ---------    -----   ---------    ---------    ---------     ----        ----
Free cash flow                  $  58,968    ($628,800)   -109%   $  13,225    $   3,946    $ (88,248)     235%       -115%
                                =========    =========    =====   =========    =========    =========     ====        ====

The table below highlights our capital expenditure for the FYE 2003 (per NCTA cable industry guidelines):

(THOUSANDS)                                 UGC EUROPE        VTR         OTHER        UGC
                                            ----------      -------      -------     --------
Customer Premises Equipment                   $77,930       $18,295         $786      $97,011

Commercial                                          -             -            -            -

Scaleable Infrastructure                       40,964         1,890           22       42,876

Line Extensions                                58,495         8,454          155       67,104

Upgrade/Rebuild                                29,268             -            -       29,268

Support Capital                                57,453        12,752          713       70,918

Intangibles                                     2,718             -            -        2,718

UPC Media                                       6,053             -            -        6,053
Priority Telecom                               17,176             0            0       17,176
                                             --------       -------       ------     --------
Total Capital Expenditures                   $290,057       $41,391       $1,676     $333,124
                                             ========       =======       ======     ========

CONSOLIDATED OPERATING STATISTICS

The table below shows operating statistics for UGC a consolidated basis:

                                                  YEAR/YEAR                  SEQUENTIAL
                          DEC-03      DEC-02       CHANGE         SEP-03       CHANGE
                       ----------    ----------   ----------    ----------   ----------
Homes Passed           12,693,500    12,471,700            2%   12,600,000            1%
Two-Way Homes Passed    7,536,000     6,913,100            9%    7,279,700            4%

RGUS BY PRODUCT:

Internet                  924,200       748,900           23%      868,000            6%
Telephone                 733,000       690,900            6%      717,900            2%
DTH                       197,300       147,900           33%      166,500           18%
Digital                   145,700       135,200            8%      139,700            4%
Analog Cable            7,155,100     7,116,200            1%    7,115,600            1%
                       ----------    ----------   ----------    ----------   ----------
Total RGUs              9,155,300     8,839,100            4%    9,007,700            2%
                       ==========    ==========   ==========    ==========   ==========

RGUS BY COMPANY:

Europe                  8,229,600     8,039,300            2%    8,116,000            1%

VTR                       894,000       767,900           16%      859,700            4%
Other                      31,700        31,900           -1%       32,000           -1%
                       ----------    ----------   ----------    ----------   ----------
Total RGUs              9,155,300     8,839,100            4%    9,007,700            2%
                       ==========    ==========   ==========    ==========   ==========

The table below highlights UGC's average revenue per subscriber per month ("ARPU") for UGC Consolidated, UGC Europe (Euro's only) and VTR (both Chilean Pesos and US$'s):

                        FOR THE YEAR ENDED                  FOR THE THREE MONTHS ENDED    SEQUENTIAL  YEAR/YEAR
ARPU(1)                 DEC-03       DEC-02     CHANGE  Q4 2003      Q3 2003      Q4 2002   CHANGE     CHANGE
                        ------       ------     ------  -------      -------      -------   ------     ------
UGC CONSOLIDATED        $16.35       $13.25       23%   $17.69       $16.49       $14.18        7%       25%
UGC EUROPE:
Western Europe          E16.48       E15.69        5%   E16.85       E16.77       E15.99        0%        5%
Eastern Europe            9.08         8.69        4%     9.27         8.99         8.94        3%        4%
                        ------       ------      ---    ------       ------       ------      ---       ---
TOTAL, UGC EUROPE       E13.82       E13.17        5%   E14.13       E13.99       E13.48        1%        5%
VTR GlobalCom (Pesos)   15,813       15,023        5%   16,174       16,101       15,734        0%        3%
VTR GlobalCom (US$'s)   $23.05       $21.79        6%   $25.91       $23.23       $21.94       12%       18%

1) ARPU calculations (excludes UPC Germany for FYE 2002) are calculated as follows: average monthly broadband revenue for the period as indicated, divided by the average of the opening and closing RGUs for the period as indicated.

                              UNITEDGLOBALCOM, INC.
                           CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS, EXCEPT PAR VALUE AND NUMBER OF SHARES)

                                                                                      DECEMBER 31,
                                                                             -----------------------------
                                                                                2003             2002
                                                                             -----------       -----------
ASSETS
Current assets
  Cash and cash equivalents ...............................................  $   310,361       $   410,185
  Restricted cash .........................................................       25,052            48,219
  Marketable equity securities and other investments ......................      208,459            45,854
  Subscriber receivables, net of allowance for doubtful accounts
    of $51,109 and $71,485, respectively ..................................      140,075           136,796
  Related party receivables ...............................................        1,730            15,402
  Other receivables .......................................................       63,427            50,759
  Deferred financing costs, net ...........................................        2,730            62,996
  Other current assets, net ...............................................       76,812            95,340
                                                                             -----------       -----------
Total current assets ......................................................      828,646           865,551
  Long-term assets
  Property, plant and equipment, net ......................................    3,342,743         3,640,211
  Goodwill ................................................................    2,519,831         1,250,333
  Intangible assets, net ..................................................      252,236            13,776
  Other assets, net .......................................................      156,215           161,723
                                                                             -----------       -----------
  Total assets ............................................................  $ 7,099,671       $ 5,931,594
                                                                             ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities Not subject to compromise:

  Accounts payable ........................................................  $   224,092       $   190,710
  Accounts payable, related party .........................................        1,448             1,704
  Accrued liabilities .....................................................      405,546           328,927
  Subscriber prepayments and deposits .....................................      141,108           127,553
  Short-term debt .........................................................         --             205,145
  Notes payable, related party ............................................      102,728           102,728
  Current portion of long-term debt .......................................      310,804         3,366,235
  Other current liabilities ...............................................       82,149            16,448
                                                                             -----------       -----------
Total current liabilities not subject to compromise .......................    1,267,875         4,339,450
                                                                             -----------       -----------
  Subject to compromise:
  Accounts payable and accrued liabilities ................................       14,445           271,250
  Short-term debt .........................................................        5,099              --
  Current portion of long-term debt .......................................      317,372         2,812,988
                                                                             -----------       -----------
  Total current liabilities subject to compromise .........................      336,916         3,084,238
                                                                             -----------       -----------
Long-term liabilities Not subject to compromise:

  Long-term debt ..........................................................    3,615,902           472,671
  Net negative investment in deconsolidated subsidiaries ..................         --             644,471
  Deferred taxes ..........................................................      124,232           107,596
  Other long-term liabilities .............................................      259,493           165,896
                                                                             -----------       -----------
Total long-term liabilities not subject to compromise .....................    3,999,627         1,390,634
                                                                             -----------       -----------
Guarantees, commitments and contingencies
Minority interests in subsidiaries ........................................       22,761         1,402,146
                                                                             -----------       -----------
Stockholders' equity (deficit)
  Preferred stock, $0.01 par value, 10,000,000 shares authorized, nil
    shares issued and outstanding .........................................         --                --
  Class A common stock, $0.01 par value, 1,000,000,000 shares
    authorized, 287,350,970 and 110,392,692 shares issued, respectively ...        2,873             1,104
  Class B common stock, $0.01 par value, 1,000,000,000 shares
    authorized, 8,870,332 shares issued ...................................           89                89
  Class C common stock, $0.01 par value, 400,000,000 shares
    authorized, 303,123,542 shares issued and outstanding .................        3,031             3,031
  Additional paid-in capital ..............................................    5,852,896         3,683,644
  Deferred compensation ...................................................         --             (28,473)
  Treasury stock, at cost .................................................      (70,495)          (34,162)
  Accumulated deficit .....................................................   (3,372,737)       (6,797,762)
  Accumulated other comprehensive income (loss) ...........................     (943,165)       (1,112,345)
                                                                             -----------       -----------
Total stockholders' equity (deficit) ......................................    1,472,492        (4,284,874)
                                                                             -----------       -----------
Total liabilities and stockholders' equity (deficit) ......................  $ 7,099,671       $ 5,931,594
                                                                             ===========       ===========

                              UNITEDGLOBALCOM, INC.
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------
                                                                2003              2002              2001
                                                             -----------       -----------       -----------
STATEMENTS OF OPERATIONS
  Revenue .................................................. $ 1,891,530       $ 1,515,021       $ 1,561,894
  Operating expense ........................................    (768,838)         (772,398)       (1,062,394)
  Selling, general and administrative expense ..............    (493,810)         (446,249)         (690,743)
  Depreciation and amortization - Operating expense ........    (808,663)         (730,001)       (1,147,176)
  Impairment of long-lived assets - Operating expense ......    (402,239)         (436,153)       (1,320,942)
  Restructuring charges and other - Operating expense ......     (35,970)           (1,274)         (204,127)
  Stock-based compensation - Selling, general and
    administrative expense .................................     (38,024)          (28,228)           (8,818)
                                                             -----------       -----------       -----------
Operating income (loss) ....................................    (656,014)         (899,282)       (2,872,306)
  Interest income, including related party income
    of $985, $2,722 and $35,336, respectively ..............      13,054            38,315           104,696
  Interest expense, including related party expense
    of $8,218, $24,805 and $58,834, respectively ...........    (327,132)         (680,101)       (1,070,830)
  Foreign currency exchange gain (loss), net ...............     121,612           739,794          (148,192)
  Gain on extinguishment of debt ...........................   2,183,997         2,208,782             3,447
  Gain (loss) on sale of investments in affiliates, net ....     279,442           117,262          (416,803)
  Provision for loss on investments ........................        --             (27,083)         (342,419)
  Other (expense) income, net ..............................     (14,884)          (93,749)           76,907
                                                             -----------       -----------       -----------
Income (loss) before income taxes and other items ..........   1,600,075         1,403,938        (4,665,500)
  Reorganization expense, net ..............................     (32,009)          (75,243)             --
  Income tax (expense) benefit, net ........................     (50,344)         (201,182)           40,661
  Minority interests in subsidiaries, net ..................     183,182           (67,103)          496,515
  Share in results of affiliates, net ......................     294,464           (72,142)         (386,441)
                                                             -----------       -----------       -----------
Income (loss) before cumulative effect of change
    in accounting principle ................................   1,995,368           988,268        (4,514,765)
  Cumulative effect of change in accounting principle ......        --          (1,344,722)           20,056
                                                             -----------       -----------       -----------
  Net income (loss) ........................................ $ 1,995,368       $  (356,454)      $(4,494,709)
                                                             ===========       ===========       ===========
Earnings per share:
  Basic net income (loss) per share before cumulative
    effect of change in accounting principle ............... $      7.41       $      2.29       $    (41.47)
  Cumulative effect of change in accounting principle ......        --               (3.13)             0.18
                                                             -----------       -----------       -----------
  Basic net income (loss) per share ........................ $      7.41       $     (0.84)      $    (41.29)
                                                             ===========       ===========       ===========
  Diluted net income (loss) per share before
    cumulative effect of change in accounting principle .... $      7.41       $      2.29       $    (41.47)
  Cumulative effect of change in accounting principle ......        --               (3.12)             0.18
                                                             -----------       -----------       -----------
  Diluted net income (loss) per share ...................... $      7.41       $     (0.83)      $    (41.29)
                                                             ===========       ===========       ===========

                              UNITEDGLOBALCOM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                       -----------------------------------------------
                                                                          2003               2002             2001
                                                                       -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ...............................................      $ 1,995,368       $  (356,454)      $(4,494,709)
Adjustments to reconcile net income (loss) to net
  cash flows from operating activities:
  Stock-based compensation ......................................           38,024            28,228             8,818
  Depreciation and amortization .................................          808,663           730,001         1,147,176
  Impairment of long-lived assets ...............................          402,239           437,427         1,525,069
  Accretion of interest on senior notes and
    amortization of deferred financing costs ....................           50,733           234,247           492,387
  Unrealized foreign exchange (gains) losses, net ...............          (84,258)         (745,169)          125,722
  Loss on derivative securities .................................           12,508           115,458              --
  Gain on extinguishment of debt ................................       (2,183,997)       (2,208,782)            3,447
  (Gain) loss on sale of investments in affiliates
    and other assets, net .......................................         (279,442)         (117,262)          416,803
  Provision for loss on investments .............................             --              27,083           342,419
  Reorganization expenses, net ..................................           32,009            75,243              --
  Deferred tax provision ........................................          (18,161)          104,068           (43,167)
  Minority interests in subsidiaries, net .......................         (183,182)           67,103          (496,515)
  Share in results of affiliates, net ...........................         (294,464)           72,142           386,441
  Cumulative effect of change in accounting principle ...........             --           1,344,722           (20,056)
Cash in assets and Liabilities:
  Change in receivables, net ....................................           49,238            42,175            68,137
  Change in other assets ........................................           (8,368)            4,628             2,489
  Change in accounts payable, accrued liabilities and other .....           55,182          (148,466)         (135,604)
                                                                       -----------       -----------       -----------
  Net cash flows from operating activities ......................          392,092          (293,608)         (671,143)
                                                                       -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short-term liquid investments .......................           (1,000)         (117,221)       (1,691,751)
Proceeds from sale of short-term liquid investments .............           45,561           152,405         1,907,171
Restricted cash released (deposited), net .......................           24,825            40,357           (74,996)
Investments in affiliates and other investments .................          (20,931)           (2,590)          (60,654)
Proceeds from sale of investments in affiliated companies .......           45,447              --             120,416
New acquisitions, net of cash acquired ..........................           (2,150)          (22,617)          (39,950)
Capital expenditures ............................................         (333,124)         (335,192)         (996,411)
Purchase of interest rate caps ..................................           (9,750)             --                --
Settlement of interest rate caps ................................          (58,038)             --                --
Other ...........................................................            7,806            27,595           (45,192)
                                                                       -----------       -----------       -----------
  Net cash flows from investing activities ......................         (301,354)         (257,263)         (881,367)
                                                                       -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock ........................................            1,354           200,006            24,054
Proceeds from notes payable to shareholder ......................             --             102,728              --
Proceeds from short-term and long-term borrowings ...............           23,161            42,742         1,673,981
Retirement of existing senior notes .............................             --            (231,630)         (261,309)
Financing costs .................................................           (2,233)          (18,293)          (17,771)
Repayments of short-term and long-term borrowings ...............         (233,506)          (90,331)         (766,950)
Other ...........................................................             --                --              (6,571)
                                                                       -----------       -----------       -----------
  Net cash flows from financing activities ......................         (211,224)            5,222           645,434
                                                                       -----------       -----------       -----------
EFFECTS OF EXCHANGE RATES ON CASH ...............................           20,662            35,694           (49,612)
                                                                       -----------       -----------       -----------
DECREASE IN CASH AND CASH EQUIVALENTS ...........................          (99,824)         (509,955)         (956,688)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..................          410,185           920,140         1,876,828
                                                                       -----------       -----------       -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD ........................      $   310,361       $   410,185       $   920,140
                                                                       ===========       ===========       ===========

                SUMMARY OF OPERATING DATA AS OF DECEMBER 31, 2003

                                                                              DECEMBER 31, 2003
                             ----------------------------------------------------------------------------------------------------
                                                                                                         VIDEO
                                                                                      -------------------------------------------
                               HOMES IN                TWO-WAY
                               SERVICE     HOMES        HOMES        CUSTOMER       ANALOG CABLE        DTH         DIGITAL CABLE
                               AREA(1)    PASSED(2)   PASSED(3)  RELATIONSHIPS(4)  SUBSCRIBERS(5)  SUBSCRIBERS(6)  SUBSCRIBERS(7)
                             -----------  ----------  ---------  ----------------  --------------  --------------  --------------
Europe:
  The Netherlands ...........  2,651,300   2,603,000  2,372,500     2,403,000       2,313,200           --            50,400
  Austria ...................  1,081,400     923,300    920,100       567,300         497,300           --            24,700
  France ....................  2,656,600   1,384,600    695,000       500,100         467,100           --             6,500
  Norway ....................    529,000     484,400    221,700       340,600         340,600           --            33,300
  Sweden ....................    770,000     421,600    271,300       281,700         281,700           --            24,300
  Belgium ...................    530,000     154,200    154,200       144,200         131,800           --              --
                              ----------  ----------  ---------     ---------       ---------        -------         -------
    Total Western Europe ....  8,218,300   5,971,100  4,634,800     4,236,900       4,031,700           --           139,200
                              ----------  ----------  ---------     ---------       ---------        -------         -------
  Poland ....................  1,875,300   1,875,300    400,900       988,900         988,900           --              --
  Hungary ...................  1,170,400     986,100    600,600       851,600         708,200        103,000            --
  Czech Republic ............    913,000     720,900    287,500       386,400         299,900         76,700            --
  Romania ...................    659,600     458,400       --         333,300         333,300           --              --
  Slovak Republic ...........    517,800     399,800     80,200       296,300         283,800         12,100            --
                              ----------  ----------  ---------     ---------       ---------        -------         -------
    Total Central and
      Eastern Europe ........  5,136,100   4,440,500  1,369,200     2,856,500       2,614,100        191,800            --
                              ----------  ----------  ---------     ---------       ---------        -------         -------
    Total ................... 13,354,400  10,411,600  6,004,000     7,093,400       6,645,800        191,800         139,200
                              ----------  ----------  ---------     ---------       ---------        -------         -------
Latin America:
  Chile .....................  2,350,000   1,752,100  1,030,700       596,100         488,000          5,500            --
  Brazil ....................    650,000     463,000    463,000        16,200           9,000           --             6,500
  Peru ......................    140,000      66,800     30,300        13,600          12,300           --              --
  Uruguay ...................       --          --        8,000           500            --             --              --
                              ----------  ----------  ---------     ---------       ---------        -------         -------
    Total ...................  3,140,000   2,281,900  1,532,000       626,400         509,300          5,500           6,500
                              ----------  ----------  ---------     ---------       ---------        -------         -------
    Grand Total ............. 16,494,400  12,693,500  7,536,000     7,719,800       7,155,100        197,300         145,700
                              ----------  ----------  ---------     ---------       ---------        -------         -------


                                                             DECEMBER 31, 2003
                               ---------------------------------------------------------------------------
                                            INTERNET                         TELEPHONE
                               ------------------------------  --------------------------------

                                   HOMES                           HOMES                           TOTAL
                               SERVICEABLE(8)  SUBSCRIBERS(9)  SERVICEABLE(10)  SUBSCRIBERS(11)  RGUS(12)
                               --------------  --------------  ---------------  ---------------  ---------
Europe:
  The Netherlands ...........  2,372,500         324,300       1,605,900         158,600       2,846,500
  Austria ...................    920,100         205,800         899,700         153,900         881,700
  France ....................    695,000          26,200         695,000          58,400         558,200
  Norway ....................    221,700          37,000         141,700          23,600         434,500
  Sweden ....................    271,300          68,600            --              --           374,600
  Belgium ...................    154,200          27,400            --              --           159,200
                               ---------         -------       ---------         -------       ---------
    Total Western Europe ....  4,634,800         689,300       3,342,300         394,500       5,254,700
                               ---------         -------       ---------         -------       ---------
  Poland ....................    400,900          32,600            --              --         1,021,500
  Hungary ...................    568,400          41,300          87,200          64,800         917,300
  Czech Republic ............    287,500          25,400          17,700           2,400         404,400
  Romania ...................       --              --              --              --           333,300
  Slovak Republic ...........     76,100           2,500            --              --           298,400
                               ---------         -------       ---------         -------       ---------
    Total Central and
      Eastern Europe ........  1,332,900         101,800         104,900          67,200       2,974,900
                               ---------         -------       ---------         -------       ---------
    Total ...................  5,967,700         791,100       3,447,200         461,700       8,229,600
                               ---------         -------       ---------         -------       ---------
Latin America:
  Chile .....................  1,030,700         129,200       1,020,600         271,300         894,000
  Brazil ....................    463,000             700            --              --            16,200
  Peru ......................     30,300           2,700            --              --            15,000
  Uruguay ...................      8,000             500            --              --               500
                               ---------         -------       ---------         -------       ---------
    Total ...................  1,532,000         133,100       1,020,600         271,300         925,700
                               ---------         -------       ---------         -------       ---------
    Grand Total .............  7,499,700         924,200       4,467,800         733,000       9,155,300
                               ---------         -------       ---------         -------       ---------


--------------
(1) "Homes in Service Area" are homes in our franchise areas that can potentially be served, based on census data and other market information.

(2) "Homes Passed" are homes that can be connected to our broadband network without further extending the distribution plant.

(3) "Two-way Homes Passed" are homes passed by our network where customers can request and receive the installation of a two-way addressable set-top computer, cable modem, transceiver and/or voice port which, in most cases, allows for the provision of video, telephone and Internet services.

(4) "Customer Relationships" are the number of customers who receive at least one level of service (video/telephone/Internet) without regard to which service(s) they subscribe.

(5) "Analog Cable Subscriber" is comprised of basic analog customers and lifeline customers that are counted on a per connection basis. Commercial contracts such as hotels and hospitals are counted on an equivalent bulk unit ("EBU") basis. EBU is calculated by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.

(6) "DTH Subscriber" is a home or commercial unit that receives our video programming broadcast directly to the home via geosynchronous satellites.

(7) "Digital Cable Subscriber" is a home or commercial unit connected to our distribution network with one or more digital converter boxes that receives our digital video service. A Digital Cable Subscriber is also counted as an Analog Cable Subscriber.

(8) "Internet Homes Serviceable" are homes that can be connected to our broadband network where customers can request and receive Internet access services.

(9) "Internet Subscriber" is a home or commercial unit with one or more cable modems connected to our broadband network, where a customer has requested and is receiving high-speed Internet access services.

(10) "Telephone Homes Serviceable" are homes that can be connected to our broadband network (or twisted pair network in Hungary), where customers can request and receive voice services.

(11) "Telephone Subscriber" is a home or commercial unit connected to our broadband network (or twisted pair network in Hungary), where a customer has requested and is receiving voice services.

(12) "Revenue Generating Unit" ("RGU") is separately an Analog Cable Subscriber, DTH Subscriber, Digital Cable Subscriber, Internet Subscriber or Telephone Subscriber. A home may contain one or more RGUs. For example, if a residential customer in our Austrian system subscribed to our analog cable service, digital cable service, telephone service and high-speed Internet access service, the customer would constitute four RGUs. "Total RGUs" is the sum of Analog, DTH, Digital Cable, Internet and Telephone Subscribers.


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